Phunware Appoints Dmitry Kroshka as Chief Executive Officer to Lead 2.0 Strategy; Engages Michael Cerdá to Drive Product Rollout

Leadership Changes Align Strategy, Product Execution, and Commercial Rollout of Phunware’s Next-Generation Guest Intelligence Platform

Company to Accelerate Product 2.0 Strategy Across Hospitality, Healthcare, and Large-Property Environments

AI Concierge Momentum, 95%+ Customer Retention, and Strong Cash Position Provide Foundation for Next Phase of Growth

AUSTIN, Texas – May 14, 2026 – Phunware, Inc. (“Phunware” or the “Company”) (NASDAQ: PHUN), a mobile-first enterprise cloud platform delivering location-aware customer intelligence and AI-enabled audience engagement tools, today announced a leadership transition and product strategy update designed to accelerate the Company’s 2.0 Strategy and expand its footprint across hospitality, healthcare, and other large-property verticals.

Effective immediately, Dmitry Kroshka has been appointed Chief Executive Officer. Mr. Kroshka has served as a senior advisor to Phunware since October 2025, working with the Company on growth strategy, product direction, and the development of its next-generation Guest Intelligence Platform. He will now lead the Company’s 2.0 Strategy, with a focus on converting Phunware’s mobile, location-aware, and customer engagement capabilities into a unified, AI-enabled platform for complex physical environments. Jeremy Krol, who has served as interim CEO, will return to his Chief Operating Officer role.

Mr. Kroshka brings more than two decades of experience across AI, hospitality technology, marketing technology, SaaS, digital media, and consumer platforms, including leadership and advisory roles with Oracle, FCB Global, FOX Digital Entertainment, Spark Brands, and multiple venture-backed technology companies. His background in product strategy, revenue growth, customer engagement, and data-driven marketing aligns with Phunware’s focus on scaling its next-generation Guest Intelligence Platform.

In addition, Phunware has engaged Build Something Product Group (“BSPG”), the AI-first product and transformation practice founded by Michael Cerdá, to help lead the Company’s product strategy and Product 2.0 rollout. Cerdá, whose prior product leadership includes Disney+, Marcus by Goldman Sachs (Apple Card), and Facebook Newsfeed, will serve as Phunware’s senior product leader through the BSPG engagement. BSPG will also embed additional proven AI product and engineering leadership alongside the Phunware team to accelerate product development and commercial rollout.

The leadership changes come as hospitality, healthcare, and large-property operators increasingly seek platforms that can connect mobile engagement, indoor location, behavioral data, and AI-driven personalization in real time. While traditional hospitality, CRM, and Martech systems generally help operators understand who the customer is and what the customer has done, Phunware’s 2.0 Strategy is focused on helping operators better understand what guests are doing on-property and how to respond while those interactions are still happening.

“Phunware is entering a defining chapter,” said Dmitry Kroshka, Chief Executive Officer of Phunware. “The Company has a strong installed base across marquee hospitality and healthcare properties, a more disciplined product portfolio, emerging AI Concierge momentum, and a strong cash position with no debt. Our objective now is to turn that foundation into focused execution.”

“Product 2.0 is about making Phunware’s capabilities more unified, more intelligent, and easier for customers to deploy. We believe our location-aware deployments, mobile engagement tools, and real-world behavioral data create a strong foundation for AI-enabled guest intelligence across hospitality, healthcare, and adjacent large-property environments,” concluded Mr. Kroshka.

Following Phunware’s first quarter 2026 results, reported on May 7, 2026, the Company enters this next phase with a stronger operating foundation and meaningful product momentum. Recent strategic, commercial, and financial milestones include:

•
Commercial release of AI Concierge, Phunware’s generative AI module integrated with proprietary blue-dot wayfinding, on-property mapping, and points of interest. AI Concierge engagement is running approximately 40% above internal forecasts following its official release in January.
•
Development of agentic AI-driven itinerary planning and booking, designed to grow ancillary on-property revenue and drive guest satisfaction across complex hotels and resorts.
•
Sustained customer retention rates above 95% across the Company’s core verticals.
•
Capital flexibility to invest in R&D, intellectual property, and organic and inorganic growth opportunities.

“Phunware has a meaningful opportunity to modernize how large properties understand, engage, and serve their guests in real time,” said Michael Cerdá, Founder and CEO of BSPG. “Our work with the team is focused on sharpening the product architecture, accelerating AI-native development practices, and helping turn Phunware’s capabilities into a more unified platform that customers can deploy quickly and extend over time.”

While Phunware’s near-term commercial focus remains hospitality, the Company believes many of the same operational intelligence, indoor location, and AI orchestration capabilities applicable to hotels and resorts are directly relevant to complex healthcare campuses and other large-scale enterprise property environments. The Company intends to extend its productized portfolio into adjacent verticals as the Guest Intelligence Platform matures.

“Today’s announcement reflects a deliberate step forward in Phunware’s strategy and leadership,” said Elliot Han, Chairman of the Board. “Dmitry has been deeply involved in shaping the Company’s 2.0 Strategy, and the Board believes he is the right leader to bring the required focus, urgency, and product discipline to this next phase. With Dmitry leading the Company, Michael and BSPG strengthening product execution, and Jeremy returning his full attention to operations, we believe Phunware is better positioned to translate its technology, customer base, and balance sheet into commercial momentum. On behalf of the Board, I also want to thank Jeremy for his leadership as interim CEO and for helping guide the Company through an important transition period. His continued focus on operations and customer delivery will remain important as the Company advances its 2.0 Strategy.”

Upcoming Investor Webinar and HITEC North America 2026

Management expects to host an investor webinar in the coming weeks in conjunction with upcoming product announcements. Phunware will also be displaying its productized hospitality offering and AI Concierge module at HITEC North America 2026, the world’s largest hospitality technology conference. Additional details, including the investor webinar date and registration information, will be announced separately.

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions for hospitality, healthcare and other large property related customers, with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, digital advertising, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through the widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, and market participants. Phunware is poised to expand its software products and services audience through new generative AI products and product enhancements which are in development, utilize and monetize its patents and other intellectual property, and focus on serving its enterprise customers and partners.

For more information on Phunware, please visit www.phunware.com.

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, our objectives for future operations, the timing and impact of leadership transitions, the development and commercial rollout of our Product 2.0 strategy and Guest Intelligence Platform, the expansion of our product offering into adjacent end markets, and the timing of upcoming investor and industry events, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” and similar expressions are intended to identify forward-looking statements. For example, Phunware uses forward-looking statements when it discusses the adoption and impact of emerging technologies and their use across mobile engagement platforms.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve risks, uncertainties, and other assumptions that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC. We undertake no obligation to update any forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those expressed or implied by these forward-looking statements.

Investor Relations Contact:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

PHUN@mzgroup.us

www.mzgroup.us